Exhibit 99.2

FORM OF NOTICE OF GUARANTEED DELIVERY

of

AMERICAN MEDIA, INC.

Exchange Offer for

$365,000,000

11.5% First Lien Senior Secured Notes due 2017

Registered holders of outstanding 11.5% First Lien Senior Secured Notes due 2017 (the “original notes”) who wish to tender their original notes for a like principal amount of new 11.5% First Lien Senior Secured Notes due 2017 (the “exchange notes”) which have been registered under the Securities Act of 1933, as amended (the “Securities Act”) whose original notes are not immediately available or who cannot deliver their original notes and letter of transmittal (and any other documents required by the letter of transmittal) to Wilmington Trust, National Association (the “exchange agent”) prior to the expiration time, may use this notice of guaranteed delivery or one substantially equivalent hereto. This notice of guaranteed delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the exchange agent. See “The Exchange Offer—Procedures for Tendering” in the prospectus dated             , 2012 (the “prospectus”) of American Media, Inc. (the “Issuer”).

The exchange agent for the exchange offer is:

WILMINGTON TRUST, NATIONAL ASSOCIATION

By Mail, Hand or Overnight Delivery:

Wilmington Trust, National Association

c/o Wilmington Trust Company

Corporate Capital Markets

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890-1626

By Facsimile:

(302) 636-4139

For Information or Confirmation by Telephone:

Sam Hamed

(302) 636-6181

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE VALID DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY.

Ladies and Gentlemen:

The undersigned hereby tender(s) for exchange to the Issuer, upon the terms and subject to the conditions set forth in the prospectus and the letter of transmittal, receipt of which is hereby acknowledged, the principal amount of the original notes as set forth below pursuant to the guaranteed delivery procedures set forth in the prospectus under the caption of “The Exchange Offer — Guaranteed Delivery Procedures.”

The undersigned understands and acknowledges that the exchange offer will expire at 5:00 p.m., New York City time, on             , 2012, unless extended by the Issuer. With respect to the exchange offer, “expiration time” means such time and date, or if the exchange offer is extended, the latest time and date to which the exchange offer is so extended by the Issuer.

All authority herein conferred or agreed to be conferred by the Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns, trustees in bankruptcy and other legal representatives of the undersigned.

SIGNATURES

Principal amount of original notes exchanged:
$
Signature of Holder or Authorized Signatory

Certificate Nos. of original notes (if available):
Signature of Holder or Authorized Signatory (if more than one)

Dated: , 2012		Aggregate Principal Amount Represented by Certificate(s):

Name(s):
(Please Print)

Address:

(Include Zip Code)

Area Code and Telephone No.:

Capacity (full title), if signing in a representative capacity:

Taxpayer Identification or Social Security No.:

IF ORIGINAL NOTES WILL BE TENDERED BY BOOK-ENTRY TRANSFER, PROVIDE THE FOLLOWING INFORMATION:

DTC Account Number:

Transaction Number:

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member firm of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the exchange agent at one of its addresses set forth on the reverse hereof, the certificates representing the original notes (or a confirmation of book-entry transfer of such original notes into the exchange agent’s account at the book-entry transfer facility), together with a properly completed and duly executed letter of transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by this letter of transmittal within three New York Stock Exchange trading days after the expiration time (as defined in the letter of transmittal).

Name of Firm

Address

Name

Title

Area Code and Telephone No.:

Date:

DO NOT SEND ORIGINAL NOTES WITH THIS FORM. ACTUAL SURRENDER OF ORIGINAL NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, THE LETTER OF TRANSMITTAL.